Exhibit 99.1

Diplomat Announces 1st Quarter Financial Results

1st Quarter Revenue Increased 34%, Net Income Increased 69%, Adjusted EBITDA Increased 36%

Raising Full Year 2015 Guidance

FLINT, Mich., May 11, 2015 /PRNewswire/ — Diplomat Pharmacy, Inc. (NYSE: DPLO), the nation’s largest independent specialty pharmacy, announced financial results for the quarter ended March 31, 2015. All comparisons, unless otherwise noted, are to the quarter ended March 31, 2014.

First Quarter 2015 Highlights include:

•                  Revenue of $625 million, an increase of 34%

•                  Total prescriptions dispensed of 194,000, an increase of 6%

•                  Gross margin of 6.6% versus 6.3%

•                  Adjusted EBITDA of $11.2 million, an increase of 36%

•                  Adjusted EPS of $0.09, versus $0.05

Phil Hagerman, Chairman and CEO of Diplomat, commented, “We’re pleased with the first quarter results, as Diplomat continued to benefit from strong specialty pharmacy industry trends and further gained market share. Our role as the largest independent specialty pharmacy in the nation, combined with our dedication to our high touch patient model allowed us to win access to several limited distribution drug panels in the quarter. As we’ve previously stated, we remain focused on growing our high margin businesses and saw success in this area during the quarter. With the successful completion of the BioRx acquisition on April 1, 2015, we have established a platform on which we will drive our specialty infusion business. 2015 is off to a great start and I’m enthusiastic about our outlook for the remainder of the year.”

First Quarter Financial Summary:

Revenue for the first quarter of 2015 was $624.9 million, compared to $465.7 million in the first quarter of 2014, an increase of $159.2 million or 34%. The increase was the result of approximately $58 million of revenue from drugs that were new to the market or newly dispensed by Diplomat and approximately $24 million from our acquisitions. The remaining increase is primarily attributable to a richer mix of high-priced drugs, the impact of manufacturer price increases and payor mix changes.

Gross profit in the first quarter of 2015 was $41.1 million, compared to $29.5 million in the first quarter of 2014 and generated gross margin of 6.6% compared to 6.3%. The gross margin improvement in the quarter was driven by drug mix changes, including the impact of the acquisitions, and continued favorable pricing trends.

Selling, general, and administrative expenses (“SG&A”) for the first quarter of 2015 was $36.3 million compared to $23.5 million in the first quarter of 2014. As a percentage of revenue, SG&A accounted for 5.8% of total revenues compared to 5.1% in the year ago period. Of this increase, $5.5 million relates to our acquisitions; including expense for their pharmacies and support staff during the first quarter, an increase in the fair value of contingent consideration, and amortization expense from definite-lived intangible assets.  Absent the impact of the acquisitions, SG&A as a percentage of revenue was essentially flat year over year.  The remaining increase in SG&A is attributable to all other operating expenses, including but not limited to an increased mix of more labor-intensive drugs, expenses associated with our continued information technology investments and new costs associated with being a public company.

Net income allocable to common shareholders for the first quarter of 2015 was $2.9 million, or $0.06 per common share, compared to $1.6 million, or $0.05 per common share for the first quarter of 2014.  On a diluted basis, we had net income per common share of $0.05 in the first quarter of this year, compared to $0.05 per common share in the year ago quarter.  Diluted non-GAAP Adjusted EPS (“Adjusted EPS”) was $0.09 in the first quarter of this year compared to $0.05 in the first quarter of 2014. Our weighted average common shares outstanding in the first quarter of 2015 were significantly impacted by our IPO on October 9, 2014, as all pre-IPO common and preferred shares converted to a single class of common stock upon the IPO, and we also issued 11.0 million new shares of common stock in the IPO.

Adjusted EBITDA for the first quarter of 2015 was $11.2 million versus $8.2 million in the first quarter of 2014, an increase of 36%.

2015 Financial Outlook

For the full-year 2015, we are increasing our financial guidance.  We now expect:

•                  Revenue between $2.9 and $3.1 billion, up from our previous range of $2.8 to $3.1 billion

•                  Net income between $14 and $16 million, up from our previous range of $12 to $14 million

•                  Adjusted EBITDA between $64 and $68 million, up from our previous range of $63 to $67 million

•                  Adjusted EPS between $0.48 and $0.51, up from our previous range of $0.47 to $0.50; this does account for the additional common shares issued in our March 2015 follow-on equity offering and the recent BioRx transaction.

Our Adjusted EPS expectations now assume approximately 62,400,000 weighted average common shares outstanding for the full 2015 year, which could differ materially. All of these metrics include contribution from our April 1, 2015 acquisition of BioRx, interest expense associated with our new credit facility, and the impact of our recent common stock offering.

Earnings Conference Call Information

As previously announced, the Company will hold a conference call to discuss its first quarter and 2015 performance this evening, May 11, 2015 at 5:00 p.m. Eastern Time. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 877-201-0168 (or 647-788-4901 for international callers), and referencing participant code 23548885 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the Company’s website and an audio file of the call will also be archived for 90 days at ir.diplomat.is.

About Diplomat

Diplomat (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the Company focuses on medication management programs for people with complex chronic diseases, including oncology, immunology, hepatitis, multiple sclerosis, HIV, specialized infusion therapy and many other serious or long-term conditions. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients, and the rest falls into place.” Today, that tradition continues — always focused on improving patient care and clinical adherence. For more information visit www.diplomat.is. Follow us on Twitter and LinkedIn and like us on Facebook.

Non-GAAP Information

Adjusted EPS adds back, net of taxes, the impact of all merger and acquisition related expenses, including amortization of intangible assets, the change in contingent consideration related to our recent acquisitions, as well as deal-related costs.  We exclude merger and acquisition related expenses from Adjusted EPS because we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and such expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired intangible assets or ultimate realization of contingent consideration. Investors should note that acquisitions, once consummated, contribute to revenue in the periods presented as well as future periods and should also note that amortization and contingent consideration expenses will recur in future periods.  A reconciliation of Adjusted EPS, a non-GAAP measure, to EPS as prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) can be found in the appendix.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, restructuring and impairment charges, equity loss and impairment of non-consolidated entities, and certain other items that we do not consider indicative of our ongoing operating performance (which items are itemized below in the reconciliation to net income). We consider Adjusted EBITDA and Adjusted EPS to be supplemental measures of our operating performance. We present Adjusted EBITDA and Adjusted EPS because they are used by our Board of Directors and management to evaluate our operating performance. They are also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends and for evaluating the effectiveness of our business strategies. Further, we believe they assist us, as well as investors, in comparing performance from period to period on a consistent basis. Adjusted EBITDA is not in accordance with, or an alternative to, GAAP.  In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles.  You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items.  Further, other companies in our industry may calculate Adjusted EBITDA and Adjusted EPS differently than we do and these calculations may not be comparable to our Adjusted EBITDA and Adjusted EPS metrics. A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Diplomat’s expectations regarding revenues, Adjusted EBITDA, net income (loss), Adjusted EPS, market share, the performance of acquisitions and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.  These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; significant and increasing pricing pressure from third-party payors; our relationships with key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; a significant increase in competition from a variety of companies in the health care industry; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; revenue concentration of the top specialty drugs we dispense; our ability to maintain relationships with a specified wholesaler and pharmaceutical manufacturer; increasing consolidation in the healthcare industry; managing our growth effectively; limited experience with acquisitions and our ability to recognize the expected benefits therefrom on a timely basis or at all;  and the additional factors set forth in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT:
Bob East, Westwicke Partners
443-213-0500 | Diplomat@westwicke.com

MEDIA CONTACT:

Jenny Cretu, Diplomat
810.768.9370 | jcretu@diplomat.is

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except par values)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and equivalents	$162,018	$17,957
Accounts receivable, net	167,463	158,450
Inventories	109,766	110,683
Deferred income taxes	1,813	1,813
Prepaid expenses and other current assets	3,732	2,183
Total current assets

Property and equipment, net	13,589	13,150
Capitalized software for internal use, net	15,562	13,236
Goodwill	23,148	23,148
Intangible assets, net	43,252	44,973
Investment in non-consolidated entity	3,500	3,500
Other noncurrent assets	962	993

Total assets	$544,805	$390,086

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$198,375	$202,495
Accrued expenses:
Contingent consideration	6,324	6,282
Compensation and benefits	3,332	2,257
Other	4,659	4,394
Total current liabilities	212,690	215,428

Contingent consideration, less current portion	4,695	5,409
Deferred income taxes	2,677	518
Other noncurrent liabilities	—	4
Total liabilities	220,062	221,359

Commitments and contingencies

Shareholders’ equity:
Preferred stock (10,000,000 shares authorized; none issued and outstanding)	—	—
Common stock (no par value; 590,000,000 shares authorized; 58,278,148 and 51,457,023 issued and outstanding at March 31, 2015 and December 31, 2014, respectively)	299,884	148,901
Additional paid-in capital	12,254	9,893
Retained earnings	8,212	5,354
Total Diplomat Pharmacy shareholders’ equity	320,350	164,148
Noncontrolling interests	4,393	4,579
Total shareholders’ equity	324,743	168,727

Total liabilities and shareholders’ equity	$544,805	$390,086

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net sales	$624,883	$465,677
Cost of products sold	(583,741)	(436,168)
Gross profit	41,142	29,509
Selling, general and administrative expenses	(36,304)	(23,539)
Income from operations	4,838	5,970
Other income (expense):
Interest expense	(321)	(530)
Equity loss of non-consolidated entity	—	(401)
Other	105	468
Total other expense	(216)	(463)
Income before income taxes	4,622	5,507

Income tax expense	(1,950)	(3,817)
Net income	2,672	1,690
Less net loss attributable to noncontrolling interest	(186)	—
Net income attributable to Diplomat Pharmacy, Inc.	2,858	1,690
Net income allocable to preferred shareholders	—	102
Net income allocable to common shareholders	$2,858	$1,588

Net income per common share:
Basic	$0.06	$0.05
Diluted	$0.05	$0.05

Weighted average common shares outstanding:
Basic	51,813,464	32,044,432
Diluted	54,760,853	34,935,615

DIPLOMAT PHARMACY, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$2,672	$1,690
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,806	1,312
Change in fair value of contingent consideration	328	—
Contingent consideration payment	(300)	—
Share-based compensation expense	562	262
Equity loss of non-consolidated entity	—	401
Excess tax benefits related to share-based awards	(1,799)	—
Net provision for (recovery of) doubtful accounts	230	(95)
Amortization of debt issuance costs	75	84
Deferred tax expense	2,159	2,492
Impairment of capitalized software for internal use	150	—
Loss on sale or disposal of property and equipment	60	3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,498)	(18,190)
Inventories	931	6,141
Accounts payable	(4,120)	4,267
Other assets and liabilities	1,647	708
Net cash used in operating activities	(4,097)	(925)

Cash flows from investing activities:
Expenditures for capitalized software for internal use	(3,444)	(1,350)
Expenditures for property and equipment	(475)	—
Loan to non-consolidated entity	—	(500)
Net repayment of related parties’ notes receivable	—	15
Net proceeds from sales of property and equipment	8	6
Net cash used in investing activities	(3,911)	(1,829)

Cash flows from financing activities:
Net payments on line of credit	—	(23,875)
Payments on long-term debt	—	(1,107)
Proceeds from follow-on public offering, net of transaction costs	187,281	—
Proceeds from sale of preferred stock, net of transaction costs	—	48,627
Payments made to repurchase common stock	—	(26,900)
Payments made to repurchase stock options	(36,298)	(3,100)
Excess tax benefits related to share-based awards	1,799	—
Contingent consideration payment	(700)	—
Payment of debt issuance costs	(13)	—
Net cash provided by (used in) financing activities	152,069	(6,355)

Increase (decrease) in cash and cash equivalents	144,061	(9,109)

Cash and cash equivalents at beginning of period	17,957	9,109

Cash and cash equivalents at end of period	$162,018	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	$212	$455
Cash paid for taxes	46	—

Adjusted EBITDA

The table below presents a reconciliation of net income attributable to Diplomat Pharmacy, Inc. to Adjusted EBITDA for the periods indicated:

	For the three months ended March 31,
	2015	2014
	(dollars in thousands) (Unaudited)
Net income attributable to Diplomat Pharmacy, Inc.	$2,858	$1,690
Depreciation and amortization	2,806	1,312
Interest expense	321	530
Income tax expense	1,950	3,817
EBITDA	$7,935	$7,349

Share-based compensation expense	$562	$262
Employer payroll taxes - option repurchases	572	—
Restructuring and impairment Charges	150	—
Equity loss of non-consolidated entity	—	401
Severence and related fees	169	210
Merger and acquisition related expenses	1,419	106
Philanthropy	—	61
Tax credits	—	(469)
Other items	350	295
Adjusted EBITDA	$11,157	$8,215

Adjusted EPS (diluted)

Below is a reconciliation of the Company’s diluted net income attributable to Diplomat Pharmacy, Inc. per common share to Adjusted EPS for the three months ended March 31, 2015 and 2014.

	For the three months ended March 31,
	2015	2014
	(dollars in thousands, except per share) (unaudited)
Net income attributable to Diplomat Pharmacy, Inc.	$2,858	$1,690
Amortization of acquisition-related intangible assets	1,722	226
Merger and acquisition related expenses	1,419	106
Income tax impact of adjustments	(1,325)	(122)
Adjusted non-GAAP net income	$4,674	$1,900

Net income attributable to Diplomat Pharmacy, Inc	$0.05	$0.05
Amortization of acquisition-related intangible assets	$0.03	$0.01
Merger and acquisition related expenses	$0.03	$0.00
Income tax impact of adjustments	$(0.02)	$(0.01)
Adjusted EPS	$0.09	$0.05